UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 15, 2022   (March 11, 2022)

CANNABIS GLOBAL, INC.

(Name of registrant in its charter)

Nevada	333-146404	99-0539775
(State or jurisdiction of	(Commission File	(IRS Employer
incorporation or organization)	Number)	Identification No.)

520 S. Grand Avenue, Suite 320, Los Angeles, CA 90071

(Address of principal executive offices)

(310) 986-4929

(Registrant’s telephone number)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instructions A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbols	Name of Exchange on Which Registered
Common	CBGL	None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Section 1 - Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement.

On March 11, 2022, the Registrant, including its subsidiaries Natural Plant Extract of California, Inc. (“NPE”), and Northern Lights Distribution (“NLD”), entered into a material definitive agreement with Brand Packaging Factory, LLC, doing business as “Caliwanna,” a California limited liability company, and, Nicolas Bitzer and Daniel Afari (collectively, “Caliwanna”). Other than with respect to the material definitive agreement, no material relationship exists between the parties.

The parties agreed to form a joint venture operated through a Nevada corporation to be named “Caliwanna Cannabis Global, Inc.” The purpose of the Joint Venture is to engage in business operations related to the manufacturing, distribution, sales, and marketing of cannabis products as permitted under California laws, codes, regulations, and issued permits and licenses held by NPE and NLD. The term of the joint venture is perpetual. The firm will initially have a board of directors consisting of three members, two of which are appointed by the Registrant and one by Caliwanna. The board will appoint a general manager who will be responsible for the day-to-day operations of the joint venture.

The parties intend to market and sell both “Caliwanna” branded products, and other cannabis products developed for sale by the Registrant, NPE and NLD. Subject to the completion of preliminary steps including making changes to the Caliwanna web site and marketing a variety of the Registrant’s current cannabis products, the Registrant agreed to issue to Messrs. Bitzer and Afari a number of common shares each equal to $25,000 valued as of the closing price on the ninety first day after the closing of the material definitive agreement. One hundred and twenty days after the closing of the material definitive agreement, the Registrant will issue Messrs. Bitzer and Afari a number of common shares each equal to $25,000 valued as of the closing price on the one hundred and twentieth day after closing. Additional incentive shares of preferred stock are eligible to be issued based upon revenues booked and collected by the joint venture for both sales of the Caliwanna products and the Registrant’s cannabis products in subsequent quarters.

The joint venture may be dissolved by mutual decision of the parties, or by Caliwanna in its discretion, within nine months from the effective date, or by the occurrence of any event beyond the reasonable control of the joint venture, which prevents it from operations consistent with the purpose of the joint venture, or the joint venture is otherwise unable to carry out its purpose, and such event or condition cannot be corrected within a reasonable time, at a reasonable expense.

Item 9.01 Financial Statements and Exhibits

Exhibit No.	Document
10.1	Joint Venture Agreement	Filed Hrewith

104	Cover Page Interactive Data File - the cover page XBRL tags are embedded with the Inline XBRL document.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CANNABIS GLOBAL, INC.

Date: March 15, 2022	By:	/s/ Arman Tabatabaei
Arman Tabatabaei (Principal Executive Officer)